UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2006

CARDIODYNAMICS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

California	0-11868	95-3533362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 535-0202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2006, CardioDynamics International Corporation, (the “Company”) entered into a Change of Control Agreement (the “Agreements”) with each of its executive officers. The Agreements are intended to provide for continuity of management in the event of a change in control.

If an Involuntary Termination occurs (as defined in the Agreements) within 24 months after a Change of Control, each executive officer shall be entitled to the following: (i) an amount equal to 15 months of the executive’s base salary; (ii) continuation for 15 months of all Company provided health insurance benefits and participation in the Company’s 401(k) plan; and (iii) an extension of up to nine months to exercise executive’s vested stock options. Executive’s employment remains at-will and may be terminated at any time.

The form of the Agreements is filed as Exhibit 10.1 of this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibits
10.1	Form of Change of Control Agreement by and between the Company and certain executive officers.

10.2	Executive officers of the Company

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2006

CARDIODYNAMICS INTERNATIONAL CORPORATION

By:	/s/ Stephen P. Loomis
Name:	Stephen P. Loomis
Title:	Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Change of Control Agreement by and between the Company and certain executive officers.

10.2	Executive officers of the Company

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